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                                                                    Exhibit 10.3

                                3COM CORPORATION

                                 2003 STOCK PLAN

                           RESTRICTED STOCK UNIT GRANT

                                 AWARD AGREEMENT

     THIS RESTRICTED STOCK UNIT GRANT AWARD AGREEMENT (the "Award Agreement") is made on ((DATE)) (the "Grant Date"), by and between 3Com Corporation (the "Company"), and ((RECIPIENT)) (the "Participant").

     The Company desires to issue and the Participant desires to acquire Restricted Stock Units as herein described, pursuant to the Company's 2003 Stock Plan, as amended (the "Plan"), on the terms and conditions set forth in this Award Agreement and the Plan, the terms and conditions of which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the Plan.

     IT IS AGREED between the parties as follows:

     1. Issuance of Restricted Stock Units. On the Grant Date, the Company shall issue to the Participant, subject to the provisions hereof and the Plan, ((INSERT NUMBER)) Restricted Stock Units (the "RSUs"). Each RSU shall be the equivalent of one Share of Common Stock. No Shares shall be issued upon execution of this Award Agreement. Unless and until the RSUs have vested in accordance with this Award Agreement, the Participant shall have no right to receive any Shares.

     2. Administration. All questions of interpretation concerning this Award Agreement shall be determined by the Administrator in its sole discretion. All determinations by the Administrator shall be final and binding upon all persons having an interest in this Award Agreement.

     3. Vesting Schedule and Conversion of RSUs.

          (a) Vesting. Subject to the terms and conditions of this Award Agreement and the Plan, and provided that the Participant remains a Service Provider through each vesting date, the RSUs shall become vested in ___ (__) installments, with the first installment vesting on [_____] and the remaining [___] installments vesting semiannually thereafter, and upon vesting shall be converted into an equivalent number of Shares of Common Stock that will be distributed to the Participant. In the event that any vesting date occurs on a weekend, holiday or other non-trading day on the applicable NASDAQ market, the applicable RSUs shall become vested on the first trading day thereafter.

          (b) Issuance of Common Stock. Upon vesting of the RSUs, except as set forth in this Award Agreement or the Plan, the Company shall issue one or more certificates registered in the name of the Participant for the appropriate number of Shares or use other appropriate means of distributing the vested Shares of Common Stock, at its discretion, free of any restrictions on transferability or forfeiture except for restrictions required by applicable laws and/or regulations. Such Shares will be issued to the Participant as soon as practicable after the vesting of the RSUs, but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) the Participant's tax year that includes the applicable

2003 Plan Restricted Stock Unit Agreement


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vesting date, or (ii) the Company's tax year that includes the applicable vesting date (which payment schedule is intended to comply with the "short-term deferral" exemption from the application of Section 409A ("Section 409A") of the
Code). As a condition to the issuance and delivery of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, in the Company's sole discretion, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     4 Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to the Shares until such time the Shares are issued to the Participant. Except as provided in Section 14(a) of the Plan, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

     5. No Right of Continued Employment. The Participant understands and agrees that neither the award of the RSUs nor any provision of the Plan or this Award Agreement shall confer upon the Participant any right to continue as a Service Provider or interfere in any way with the right of the Company, the Participant's actual employer (the "Employer") or the Participant to terminate the Participant's Service Provider relationship at any time.

     6. Termination of Award Agreement. In the event that the Participant's Service Provider relationship with the Company or the Employer is terminated for any reason, with or without cause, the Participant's rights under this Award Agreement or the Plan in any unvested RSUs shall immediately and irrevocably terminate and the Participant shall immediately and irrevocably forfeit all RSUs that are unvested as of the date of termination of the Participant's active status as a Service Provider. Further, if the Participant's Service Provider relationship with the Company or the Employer is terminated (whether or not in breach of local labor law), the Participant's right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing service and will not be extended by any notice period mandated under local law (e.g., active service would not include a period of "garden leave" or similar period pursuant to any applicable local law); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan.

     7. Withholding. Regardless of any action the Company or the Employer takes with respect to any and all income tax including federal, state or local taxes, social insurance contributions, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant's responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of RSUs, the issuance of Shares upon vesting, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant's liability for Tax-Related Items.

     Further, notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Participant to satisfy all Tax-Related Items obligations of the Company and/or the Employer with respect to the issuance of such Shares.

     In this regard, the Participant authorizes the Company and/or the Employer to withhold from the Shares deliverable to the Participant upon vesting a number of Shares having a Fair


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Market Value sufficient to satisfy the minimum statutory amount of Tax-Related
Items (or such higher amount as is allowable without adverse accounting consequences). If the Company or the Employer satisfies the obligation for Tax-Related Items by withholding a number of whole Shares as described herein, the Participant is deemed to have been issued the full number of Shares subject to the award of RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting of the RSUs. Alternatively, or in addition, in the sole discretion of the Company and/or the Employer, (i) the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the wages or other cash compensation payable to the Participant by the Company or the Employer and/or, (ii) the Participant agrees that the obligation for Tax-Related Items may be satisfied by the sale of Shares to be issued on the vesting of the RSUs and agrees to sell the Shares, as necessary.

     Finally, the Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participation's participation in the Plan that cannot be satisfied by the means previously described. The Company shall have no obligation to issue the Shares or otherwise transfer ownership of the Shares to the Participant until the applicable obligations for Tax-Related Items have been satisfied.

     8. Non-Transferability of RSUs. The Participant's right and interest in the RSUs awarded under this Award Agreement may not be sold, pledged, assigned, transferred or disposed of in any manner, prior to the distribution of Common Stock in respect of vested RSUs.

     9. No Compensation Deferral. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A. Instead, as stated above, it is the intent of this Agreement to satisfy the "short-term deferral" exemption described in Treas. Reg. Section 1.409A-1(b)(4). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no Awards (including without limitation, the RSUs) become subject to the requirements of
Section 409A, provided however that the Company makes no representation that the RSUs are not subject to Section 409A nor makes any undertaking to preclude
Section 409A from applying to the RSUs.

     10. Broker. The Shares acquired by the Participant under the Plan will be deposited directly into the Participant's brokerage account with the Company's approved broker when vested and the applicable obligations for Tax-Related Items have been satisfied.

     11. Nature of the Grant. In accepting the grant of RSUs, the Participant acknowledges that:

          (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;

          (b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;

          (c) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;


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          (d) the Participant's participation in the Plan is voluntary;

          (e) RSUs are an extraordinary item that do not constitute regular compensation for services of any kind rendered to the Company or to the Employer, and RSUs are outside the scope of the Participant's employment contract, if any;

          (f) RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

          (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

          (h) if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease in value; and

          (i) in consideration of the grant of RSUs, no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or Shares received upon vesting of RSUs resulting from termination of the Participant's employment or other service-providing relationship with the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the grant of RSUs, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

     12. Registration. Any Shares acquired pursuant to this Award Agreement shall be registered and/or deposited in the name of the Participant.

     13. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

     14. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon electronic delivery, or upon delivery by certified mail, addressed to the Company at the address below and addressed to the Participant at his/her home address on file with the Company or at such other address as either party may designate by ten (10) days' advance written notice to the other party.

                    RESTRICTED STOCK ADMINISTRATOR
                    3COM CORPORATION
                    350 CAMPUS DRIVE
                    MARLBOROUGH, MA 01752
                    STOCK_ADMINISTRATION@3COM.COM

     15. Binding Effect. This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Participant and the Participant's heirs, executors, administrators, successors and assigns.


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     16. Integrated Agreement. This Award Agreement (including any country-specific Addendum or sub-plan, if any) and the Plan constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Participant and the Company other than those set forth or provided for herein or therein. The terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all Plan interpretations, amendments, and rules approved by the Company.

     17. Severability. If one or more provisions of this Award Agreement are held invalid, illegal and/or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision(s) shall be deemed null and void; provided, however, to the extent permissible under applicable law, that any such provision(s) shall be first construed, interpreted and/or revised to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.

     18. Governing Law. This Award Agreement is governed by the laws of the Commonwealth of Massachusetts, without reference to conflicts of law provisions. The parties hereby understand and agree that any action to enforce or interpret or otherwise regarding this Award Agreement shall be filed in the state or federal courts in the Commonwealth of Massachusetts.

     19. DATA PRIVACY. THE PARTICIPANT HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF HIS OR HER PERSONAL DATA AS DESCRIBED IN THIS AWARD AGREEMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT'S PARTICIPATION IN THE PLAN.

          (a) THE PARTICIPANT UNDERSTANDS THAT THE EMPLOYER, THE COMPANY AND ITS SUBSIDIARIES HOLD CERTAIN PERSONAL INFORMATION ABOUT THE PARTICIPANT INCLUDING, BUT NOT LIMITED TO, THE PARTICIPANT'S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY NUMBER OR EQUIVALENT TAX IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL SHARES OR OTHER ENTITLEMENTS TO SHARES AWARDED, CANCELLED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE PARTICIPANT'S FAVOUR, FOR THE PURPOSE OF MANAGING AND ADMINISTERING THE PLAN ("DATA"). THE PARTICIPANT FURTHER UNDERSTANDS THAT THE COMPANY AND/OR ITS SUBSIDIARIES WILL TRANSFER DATA AMONGST THEMSELVES AS NECESSARY FOR THE PURPOSES OF IMPLEMENTATION, ADMINISTRATION, AND MANAGEMENT OF THE PARTICIPANT'S PARTICIPATION IN THE PLAN, AND THAT THE COMPANY AND/OR ITS SUBSIDIARIES MAY EACH FURTHER TRANSFER DATA TO ANY THIRD PARTIES ASSISTING THE COMPANY IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN ("DATA RECIPIENTS"). WHERE THE COMPANY OR ANY OF ITS SUBSIDIARIES TRANSFER DATA TO ANY DATA RECIPIENTS, IT WILL TAKE INTO ACCOUNT ANY LEGAL OBLIGATIONS WHICH APPLY WITH RESPECT TO THE PROCESSING OF THAT DATA. THE PARTICIPANT UNDERSTANDS THAT THESE DATA RECIPIENTS MAY BE LOCATED IN THE PARTICIPANT'S COUNTRY OF RESIDENCE, THE EUROPEAN ECONOMIC AREA, OR ELSEWHERE THROUGHOUT THE WORLD, INCLUDING, BUT NOT LIMITED TO, THE UNITED STATES. THE PARTICIPANT HEREBY AUTHORIZES THE DATA RECIPIENTS TO


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RECEIVE, POSSESS, USE, RETAIN AND TRANSFER DATA IN ELECTRONIC OR OTHER FORM, FOR
THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PARTICIPANT'S PARTICIPATION IN THE PLAN, INCLUDING ANY TRANSFER OF SUCH DATA, AS MAY BE REQUIRED FOR THE ADMINISTRATION OF THE PLAN AND/OR THE SUBSEQUENT HOLDING OF SHARES ON THE PARTICIPANT'S BEHALF, TO A BROKER OR THIRD PARTY WITH WHOM THE SHARES ACQUIRED UPON VEST MAY BE DEPOSITED.

          (b) TO THE EXTENT THAT THE PARTICIPANT RESIDES OUTSIDE THE UNITED STATES, THE PARTICIPANT MAY HAVE DIFFERENT RIGHTS WITH REGARD TO HIS OR HER DATA, THAN EMPLOYEES RESIDING IN THE U.S. SUCH PARTICIPANTS UNDERSTAND THAT DATA WILL BE HELD AS LONG AS IS REASONABLY NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE THEIR PARTICIPATION IN THE PLAN AND THAT THEY MAY, AT ANY TIME, REVIEW THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO IT, REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY DATA RECIPIENTS OR WITHDRAW THE CONSENT PROVIDED HEREIN, BY CONTACTING IN WRITING THE COMPANY'S STOCK ADMINISTRATION DEPARTMENT. THE PARTICIPANT FURTHER UNDERSTANDS THAT WITHDRAWING CONSENT MAY AFFECT THE PARTICIPANT'S ABILITY TO PARTICIPATE IN THE PLAN. WITHOUT PREJUDICE TO OTHER PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT, THE COMPANY HEREBY RESERVES THE RIGHT TO TERMINATE THE PARTICIPANT'S PARTICIPATION IN THE PLAN (INCLUDING, BUT NOT LIMITED TO, THE PARTICIPANT'S ABILITY TO VEST IN THE SHARES GRANTED HEREUNDER) IF, BY WITHDRAWAL OF THE PARTICIPANT'S CONSENT TO THE COLLECTION, USE AND TRANSFER OF DATA, THE COMPANY AND/OR DATA RECIPIENTS MAY NOT, IN THE COMPANY'S SOLE DISCRETION, LAWFULLY ADMINISTER THE PARTICIPANT'S PARTICIPATION IN THE PLAN.

     20. Language. If the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

     21. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

     22. Addendum. Notwithstanding any provision in this Award Agreement, the RSUs and the Shares acquired under the Plan shall be subject to any special terms and provisions set forth in the Addendum for the Participant's country of residence, if any.

     IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written. By signing below or electronically accepting this Award Agreement, as applicable, the Participant acknowledges that he/she has read, understood and accepted all of the terms, conditions and restrictions of this Award Agreement and the Plan.


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COMPANY: 3COM CORPORATION               PARTICIPANT:


BY:
    ---------------------------------   ----------------------------------------
TITLE:
       ------------------------------
ADDRESS: STOCK ADMINISTRATION           ADDRESS:
         DEPARTMENT                              -------------------------------
         3COM CORPORATION
         350 CAMPUS DRIVE                        -------------------------------
         MARLBOROUGH, MA 01752
                                                 -------------------------------


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